Exhibit 8.1

Subsidiaries of Baird Medical Investment Holdings Limited

Company Name	Jurisdiction of Incorporation or Organization
Baird Medical LLC*	Delaware
Betters Medical NewCo, LLC*	Delaware
ExcelFin Acquisition Corp.*	Delaware
Tycoon Choice Global Limited*	British Virgin Islands
Baide Medical Investment Company Limited**	Hong Kong
Baide (Guangdong) Capital Management Company Limited** (百德（广东）资本管理有限公司)	People’s Republic of China
Guangzhou Dedao Capital Management Company Limited** (广州德道资本管理有限公司)	People’s Republic of China
Guangzhou Baihui Enterprise Management Company Limited** (广州百辉企业管理有限公司)	People’s Republic of China
Guangzhou Zhengde Enterprise Management Company Limited** (广州正德企业管理有限公司)	People’s Republic of China
Guangzhou Yide Capital Management Company Limited** (广州易德资本管理有限公司)	People’s Republic of China
Baide (Suzhou) Medical Company Limited** (百德（苏州）医疗有限公司) (f/k/a Guangdong Baide Medical Company Limited)	People’s Republic of China
Henan Ruide Medical Instrument Company Limited** (河南瑞德医疗器械有限公司)	People’s Republic of China
Nanjing Changcheng Medical Equipment Company Limited** (南京长城医疗设备有限公司)	People’s Republic of China
Guizhou Baiyuan Medical Company Limited** (贵州百源医疗有限公司)	People’s Republic of China
Guoke Baide (Guangdong) Medical Company Limited** (国科百德（广东）医疗有限公司)	People’s Republic of China
Hunan Baide Medical Technology Company Limited** (湖南百德医疗科技有限公司)	People’s Republic of China
Ruikede Biological Technology (Xiamen) Company Limited** (瑞科德生物科技（厦门）有限公司)	People’s Republic of China
Guangzhou Fangda Medical Technology Company Limited** (广州方达医疗科技有限公司)	People’s Republic of China
Junde (Guangzhou) Medical Technology Company Limited** (君德（广州）医疗科技有限公司)	People’s Republic of China
Shengde (Guangzhou) Medical Technology Company Limited** (盛德（广州）医疗科技有限公司)	People’s Republic of China
Suzhou Kangchuang Medical Company Limited** (苏州康创医疗有限公司)	People’s Republic of China

*Direct subsidiary

**Indirect subsidiary